UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
_____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 21, 2022
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MediaAlpha, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-39671	85-1854133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 South Flower Street, Suite 640 Los Angeles, California	90017
(Address of Principal Executive Offices)	(Zip Code)
(213) 316-6256
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	MAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Severance Compensation Agreements
On June 21, 2022, MediaAlpha, Inc. (the “Company”) and the Company’s subsidiary, QuoteLab, LLC, entered into severance compensation agreements (the “Agreements”) with two named executive officers of the Company, Jeffrey Coyne and Cathy Cunningham, which provide for certain severance and other payments to each such executive under certain circumstances.
Under the Agreements, each executive is eligible to receive the following payments if such executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” (as such terms are defined in the Agreements):
•any earned but unpaid base salary through the date of termination; any earned but unpaid annual bonus for any fiscal year preceding the fiscal year in which termination occurs, payable on the date that bonuses are paid to the Company’s other senior executives; any unreimbursed business expenses incurred through the date of termination; any accrued but unused vacation time; and any other amounts or benefits required to be paid or provided either by law or under any employer plan or program (collectively, the “Accrued Obligations”);
•cash severance equal to 12 months’ base salary, at the rate in effect at the time of termination, payable in equal monthly installments over the 12-month period following termination (the “Severance Salary”);
•a prorated portion of the annual bonus that would have been earned by the executive for the year in which termination occurs, payable on the date bonuses are paid to the Company’s other senior executives (the “Severance Bonus”); and
•employer contributions to the premium cost for COBRA coverage for the executive and eligible dependents until the 12-month anniversary of the executive’s termination (or, if earlier, until the executive obtains other employment that offers group health benefits or is otherwise no longer eligible for COBRA coverage) (the “COBRA Amounts” and, together with the Severance Salary and the Severance Bonus, the “Severance Payments”).
If, within three months preceding or 12 months following, a change of control (as defined in the Company’s 2020 Omnibus Incentive Plan), an executive’s employment is terminated (x) by the Company without “cause,” or (y) by the executive for “good reason”: the executive would be entitled to receive the Accrued Obligations; the Severance Salary would increase to 18 months’ base salary; the COBRA Amounts would increase to up to 18 months of employer contributions to the premium cost for COBRA coverage; the Severance Bonus would be a prorated portion of the executive’s target annual bonus for the year in which termination occurs, subject to a six-month minimum; and all time-based equity awards then held by the executive would vest in full.
Each executive’s eligibility to receive the Severance Payments (but not the Accrued Obligations) is subject to delivery of a release of claims in favor of the Company and its affiliates, as well as the executive’s material compliance with certain non-competition, non-solicitation and other restrictive covenants set forth in the Agreements.
The foregoing summary of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such Agreements, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

ITEM 9.01 – Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Severance Compensation Agreement among the Company, QuoteLab, LLC and Jeffrey Coyne, dated June 21, 2022
10.2	Severance Compensation Agreement among the Company, QuoteLab, LLC and Cathy Cunningham, dated June 21, 2022

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaAlpha, Inc.

Date: June 24, 2022	By:	/s/ Patrick R. Thompson
		Name:	Patrick R. Thompson
		Title:	Chief Financial Officer & Treasurer